EXHIBIT 23.2

((LETTERHEAD LOGO))

                            Williams & Webster, P.S.
              Certified Public Accountants & Business Consultants
                        Bank of American Finaical Center
                          601 W. Riverside, Suite 1940
                             Spokane WA 99201-0611
      509-838-5111 Fax: 509-838-5114 E-mail: wwpcpas@williams-webster.com
                              Spokane, Washington


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                    ---------------------------------------


Board of Directors
Apolo Gold, Inc.
Vancouver BC
CANADA


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Apolo Gold Inc. of our report dated December 10, 1999 with respect to the consolidated financial statements of Apolo Gold Inc. as of June 30, 1999.




/s/ Williams & Webster P.S.
Certified Public Acountants
Spokane, Washington

August 1, 2000


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